LIQUIDATING TRUST AGREEMENT

AGREEMENT AND DECLARATION OF TRUST dated as February 5, 2010, by and among ABLEAUCTIONS.COM, INC., a Florida corporation (the “Company”) and ABLE HOLDINGS (U.S.), INC., a Delaware corporation as trustee (the “Trustee”).

WHEREAS, on December 30, 2009, the Company’s shareholders approved a Plan and Agreement of Share Exchange, dated July 17, 2009 (the “Share Exchange Agreement”) , with Top Favour Limited., a British Virgin Islands international business company(“Top Favour”), pursuant to which, on the terms and subject to the conditions set forth therein, the Company is to acquire all the equity interests of Top Favour in exchange for issuance of the Company’s common stock to the shareholders of Top Favour (“Top Favour Shareholders”) on the closing date specified therein (the "Closing Date");

WHEREAS, in conjunction with approval of the Share Exchange Agreement, the Company’s shareholders also approved a plan of liquidation through a “liquidating entity” of those assets owned by the Company prior to the Closing Date; and, in furtherance thereof, it is contemplated that a liquidating trust is to be formed prior to or concurrently with the closing of the Share Exchange Agreement (the “SinoCoking Closing”) in order to administer and liquidate such assets for the benefit of the Company’s shareholders;

WHEREAS, as a condition to the consummation of the SinoCoking Closing, the Company has agreed, among other things, that it will (i) transfer the assets of the Company’s to the Liquidating Trust (as defined herein), and (ii) cause the Liquidating Trust to assume all of the liabilities of the Company arising out of the ownership by the Company of the Transferred Assets (as defined herein) and from the operation of the Company prior to the SinoCoking Closing, as well as certain Indemnification Liabilities (as defined herein); and

WHEREAS, the Company’s Board of Directors believes that the Transferred Assets will, as of the Transfer Date (as defined herein), represent an amount in excess of that required to pay the maximum Liabilities assumed by the Liquidating Trust, the administrative expenses of the Liquidating Trust created hereby, and any other liabilities that may be incurred by the Liquidating Trust.

NOW THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, subject to the terms and provisions set out below, the parties agree as follows:

ARTICLE I
NAME AND DEFINITIONS

1.1           Name. This trust shall be known as the “Able (U.S.) Liquidating Trust” (the "Liquidating Trust").

1.2           Defined Terms. For all purposes of this instrument, unless the context otherwise requires:

(a) "Agreement" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(b) “Canadian Distribution Trust” shall mean the Able (Canada) Distribution Trust created under that certain Agreement of Trust with AAC Holdings (Canada) Ltd, as trustee, dated February 5, 2010, the Initial Beneficiaries of which are all Stockholders who are resident in Canada.

(c) “Code” shall have the meaning set forth in Section 2.1.

(d) "Distribution Trust Interest" shall mean, as to each Distribution Trust, the proportionate undivided share of the Liquidating Trust Assets allocated to such Distribution Trust determined by the ratio of the aggregate number of Units assigned to the Beneficiaries of such Distribution Trust divided by the total number of Units assigned in the aggregate to the U.S. Distribution Trust and the Canada Distribution Trust. (e) "Distribution Trusts" shall mean, the Canadian Distribution Trust and the U.S. Distribution Trust, each of which is a beneficiary of the Liquidating Trust.

                        (f) “Indemnification Liabilities” shall have the meaning set forth in Section 5.4(b) hereof.

(g) "Liabilities" shall mean (i) all of the Company’s unsatisfied debts, claims, commitments, suits, obligations, and other liabilities, (whether absolute, accrued, asserted or unasserted, fixed, contingent or otherwise) arising out of the Company’s ownership of the Transferred Assets and from the operation of the Company prior to the SinoCoking Closing (including, without limitation, the liabilities listed in Schedule B annexed hereto); (ii) the Indemnification Liabilities; and (iii) any costs and expenses incurred or to be incurred in connection with the administration of the Liquidating Trust and liquidation of the Trust Assets.

(h) "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(i) “Record Date” shall mean 5:00 PM Pacific Standard Time on February 5, 2010.

(j) “Reserve Fund” shall have the meaning set forth in Section 5.4(b).

(k) “Shares” shall mean the shares of common stock, $0.001 par value per share, of the Company.

(l) "Stockholders" shall mean the holders of record of the outstanding Shares of the Company as of the Record Date.

(m) “Stockholders List” shall have the meaning set forth in Section 3.1.

(n) “Successor Trustee” shall have the meaning set forth in Section 10.2.

(o) “Transfer Date” shall mean February 5, 2010.

(p) “Transferred Assets” shall be the assets listed on Schedule A annexed hereto.

(q) “Treasury Regulations” shall mean the Income Tax Regulations promulgated under the Code by the U.S. Department of Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(r) “Trust Assets” shall mean all the property held from time to time by the Trustee under this Agreement, which initially shall consist of the Transferred Assets, and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Liquidating Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Liquidating Trust, satisfy Liabilities or to make distributions to the Distribution Trusts pursuant to the terms and conditions hereof.

(s) "Trustee" shall mean the initial Trustee appointed under this Agreement and any Successor Trustee thereof, pursuant to and in accordance with the terms of this Agreement.

(t) “Units” shall have the meaning set forth in Section 3.1.

(u) “U.S. Distribution Trust” shall mean the Able (U.S.) Distribution Trust created under that certain Agreement of Trust with Able Holdings (U.S.), Inc., dated February 5, 2010, the initial beneficiaries of which are all Stockholders other than those who are resident in Canada.

1.3           Meaning of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include firms, associations, and corporations. All references herein to Articles, Sections, and other subdivisions refer to the corresponding Articles, Sections, and other subdivisions of this Agreement; and the words herein, hereof, hereby, hereunder, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, or subdivision of the Agreement.

ARTICLE II
GRANT AND NATURE OF TRANSFER

2.1           Purpose and Objective of Liquidating Trust.

(a) The Liquidating Trust is organized for the sole purpose and objective of liquidating the Transferred Assets and other Trust Assets in a manner calculated to conserve and protect the Trust Assets and to collect, and distribute to the Distribution Trusts, for distribution, in turn, to their respective beneficiaries, the proceeds and income derived therefrom in as prompt and orderly a fashion as possible after the payment of expenses and liabilities and the making of reasonable provision for claims and contingent liabilities.  The Liquidating Trust shall have no objective to continue or engage in the conduct of a trade or business.

(b) The Transferred Assets granted, assigned and conveyed to the Trustee shall be held in the Liquidating Trust, and the Trustee will (i) further liquidate the Trust Assets to carry out the purpose of the Trust and facilitate the distribution of the Trust Assets (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) act in the interests of the Distribution Trusts, and (iv) distribute the Trust Assets in accordance with the terms and conditions hereof.

(c) It is intended that the granting, assignment and conveyance of the Transferred Assets by the Company to the Trustee pursuant to the terms hereof shall be treated for United States Federal and state income tax purposes and for Canadian tax purposes as  the Company having made such distributions directly to the Stockholders who are the beneficiaries of the Distribution Trusts and such Transferred Assets having thereafter been contributed by the Stockholders to the Distribution Trusts and in turn, to the Liquidating Trust.  It is further intended that for Federal, state and local income tax purposes the Liquidating Trust shall be treated as a “liquidating trust” under Treasury Regulations Section 301.7701-4(d) and any analogous provision of state or local law, and the beneficiaries of the Distribution Trusts shall be treated as owners, through the Distribution Trusts, of their respective proportionate share of the Trust Assets pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Liquidating Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law.  The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Treasury Regulations, or as may be required under applicable provisions of Canadian tax laws.

2.2           Appointment and Acceptance of Trustee.  Able Holdings (U.S.), Inc. is hereby named, constituted, and appointed as Trustee, to act and serve as Trustee of the Liquidating Trust and to perform the powers and functions of Trustee to accomplish the objective of the Liquidating Trust as provided in this Agreement. The Trustee is willing and able to so act, and does hereby accept the appointment to act and serve as Trustee of the Liquidating Trust and to hold the Trust Assets and administer the Liquidating Trust pursuant to the terms of this Agreement.

2.3           Transfer of Assets to Trust.  All legal and beneficial right, title, and interest of the Company in and to the Transferred Assets are hereby irrevocably and unconditionally vested in the Liquidating Trust as of the Transfer Date for the benefit of the Distribution Trusts on behalf of their respective beneficiaries. From and after the Transfer Date, all of the Transferred Assets shall be administered by the Trustee for the benefit of the Distribution Trusts on behalf of their respective beneficiaries.  In connection with the creation of the Liquidating Trust, the Company shall execute and deliver and have executed or caused to be executed and delivered to, or upon the order of, the Trustee, any and all documents and other instruments as may be necessary or useful to convey the Transferred Assets to, and to confirm title to the Transferred Assets in the Liquidating Trust.  The Company will, upon reasonable request of the Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer, or evidence the transfer of, all or any portion of the Transferred Assets to the Trustee intended to be conveyed hereby and to vest in the Trustee the powers, instruments or funds in trust hereunder.

2.4           No Reversion to the Company.  The Liquidating Trust shall be irrevocable and no part of the Transferred Assets or other Trust Assets shall revert to the Company.

2.5           Assumption of Company Liabilities.  The Trustee hereby assumes all Liabilities and agrees hereafter to cause the Liquidating Trust to pay, discharge and perform when due all of the Liabilities.  Should any Liability be asserted against the Trustee as the transferee of the Transferred Assets or as a result of the assumption made pursuant to this Section 2.5, the Trustee may use such part of the Trust Assets as may be necessary to contest any such Liability or in payment thereof, but in no event shall the Trustee, the Distribution Trusts or their respective beneficiaries, or employees or agents of the Trustee or of the Liquidating Trust, be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.6           Instruments of Further Assurance.  The Company and its officers will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to transfer and vest in the Trustee the Transferred Assets in trust hereunder.

2.7           Assignment for Benefit of Distribution Trusts. The Trustee hereby declares and agrees that it is holding the Trust Assets solely for the benefit of the Distribution Trusts and their respective beneficiaries, and retains only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.

ARTICLE III
DISTRIBUTION TRUSTS

3.1           Distribution Trust Interests.

(a) The Distribution Trust Interest of each Distribution Trust shall be determined by the Trustee in accordance with a certified copy of the list of the Company’s stockholders as of the Record Date (the “Stockholders List”).  The Company will cause its transfer agent, Interwest Transfer Company, Inc., to deliver a certified copy of the Stockholders List to the Trustee promptly after the Record Date.  For ease of administration, the Trustee shall express the

Distribution Trust Interest of each Distribution Trust in terms of units (“Units”).  Each Stockholder shall be assigned one Unit for each Share then owned by each Stockholder as of the Record Date and each Distribution Trust will be allocated the aggregate number of Units assigned to those Stockholders who become the initial beneficiaries of the Canadian Distribution Trust or the U.S. Distribution Trust, as the case may be.  Each Distribution Trust shall have a proportionate interest in the Trust Assets equal to the aggregate pro rata interests of the respective Stockholders who are the initial beneficiaries of such Distribution Trust.

(b) The rights of the Distribution Trusts in, to and under the Trust Assets and the Liquidating Trust shall not be represented by any form of certificate or other instrument, and no Distribution Trust or any beneficiary of a Distribution Trust shall be entitled to any a certificate.  The Trustee shall maintain or cause to be maintained a record of the name and address of each Distribution Trust and of each beneficiary of each such Distribution Trust, the aggregate number of Units comprising the Distribution Trust Interest of each such Distribution Trust, and the number of Units assigned to each beneficiary of each such Distribution Trust.

(c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of  a Distribution Trust Interest or the interest of any beneficiary of such Distribution Trust resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands.  In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for his failure or refusal to comply with any such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustee be liable for interest on any funds with it may so withhold.  Notwithstanding anything to the contrary set forth in this Section 3.1(c), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

3.2           Rights of Distribution Trusts. Each Distribution Trust shall be entitled to participation in the rights and benefits due to a Distribution Trust hereunder according to its Distribution Trust Interest. The Distribution Trusts shall take and hold the same for the benefit of their respective beneficiaries subject to all the terms and provisions of this Agreement.  The Distribution Trust Interest of each Distribution Trust is hereby declared and shall be in all respects personal property and the death of an individual beneficiary of a Distribution Trust and passage of his interest to his legal representative and heirs, as applicable, shall have no effect upon the existence of the Distribution Trust nor terminate or affect the validity of this

Agreement.  A Distribution Trust shall have no title to, possession of, management of, or control of, the Trust Assets except as herein expressly provided and no widower, widow, heir, or devisee or any Person who may be a beneficiary of the Distribution Trust shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property whatever forming a part of the Trust Assets, but the whole title to all the Trust Assets shall be vested in the Trustee, and the sole right and benefit of the beneficiaries of the Distribution Trusts in the Trust Assets shall be solely through their respective Distribution Trusts,  whose  rights and benefits shall be governed exclusively by  this Agreement.  Notwithstanding anything hereinabove to the contrary, however, the beneficiaries of the Distribution Trusts will be treated as the grantors and, through their interest in the Distribution Trusts,  deemed owners of the Liquidating Trust for Federal income tax and Canadian tax purposes, and they will be treated for Federal income tax and Canadian tax purposes as owning undivided interests in the Trust Assets.

3.3           Limitation on Transfer of Distribution Trust Interests.

(a) A Distribution Trust Interest may not be transferred by a Distribution Trust, nor may the trustee of a Distribution Trust  sell, assign, transfer, encumber, or in any other manner hypothecate or dispose of  the Distribution Trust Interest in the Liquidating Trust. No beneficiary of a Distribution Trust shall sell, assign, transfer, encumber, or in any other manner hypothecate or dispose of his interest in the Distribution Trust; provided, however, that the interest of a such beneficiary shall be assignable or transferable by will, intestate succession or operation of law and the executor or administrator of the estate of the beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the beneficiary’s interest held by the estate of the beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the beneficiary, upon written notice to, and written consent of, the trustee of the Distribution Trust in which the beneficiary has an interest , which consent may not be unreasonably withheld.

(b) Except as may be otherwise required by law, a Distribution Trust Interest, and the interest of any beneficiary in a Distribution Trust shall not be subject to attachment, execution, sequestration or any order of a court, nor shall they be subject to the contracts, debts, obligations, engagements or liabilities of  the Distribution Trust or of any beneficiary thereof, shall be free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations, and Trust Assets shall become the property of the Distribution Trust or of a beneficiary thereof only when distributed to and actually received by same

3.4           Trustee as Distribution. The Trustee, and any Successor Trustee appointed under Article X, may not acquire or hold any interest of a beneficiary in a Distribution Trust.

ARTICLE IV
DURATION AND TERMINATION OF LIQUIDATING TRUST

4.1           Duration.  Subject to Sections 4.2 and 4.3, the existence of the Liquidating Trust shall terminate at 11:59 PM, Pacific Standard Time on February 4, 2013 unless an earlier termination is required by applicable law or unless earlier terminated by the distribution of all of the Trust Assets as provided in Section 5.6.  Notwithstanding the foregoing, the Trustee, in its discretion, may extend the existence of the Liquidating Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to fulfill the purposes of the Liquidating Trust, as specified in this Agreement, including if there remains any contingent or unliquidated claims or any other outstanding contingent liabilities for which the Liquidating Trust may be responsible; provided further, that in order for the term of the Liquidating Trust to extend beyond three years from the Transfer Date, the Trustee shall have received an opinion of counsel to the Liquidating Trust regarding obligations of the Liquidating Trust under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other matters, including tax matters, which the Trustee shall request with regard to compliance by the Liquidating Trust with applicable Federal securities and tax laws.  The Trust shall not, in any event, terminate pursuant to this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 5.6.

4.2           No Termination for 12 Months or During Pendency of Indemnification Claims.  Notwithstanding Section 4.1 and subject to Section 5.4, no termination of the Liquidating Trust shall occur until the later of: (i) twelve (12) months after the Closing Date; or (ii) the final disposition of any claim pending or asserted for indemnification pursuant to Section 5.4(b).

4.3           Continuance of Trustee’s Authority After Termination.  After the termination of the Liquidating Trust and solely for the purpose of winding up the affairs of the Liquidating Trust, the Trustee shall continue to have the authority to act as such until its duties have been fully performed.  The Trustee shall provide for the retention of the books, records, lists of holders of Units, and other files which shall have been delivered to, or created by the Trustee.  At the Trustee’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets.  Except as otherwise specifically provided in this Section 4.3, upon the distribution of all the Trust Assets, the Trustee shall have no further duties or obligations hereunder.

ARTICLE V
ADMINISTRATION OF TRUST ASSETS

5.1           Sale of Trust Assets.  The Trustee may, at such times and for such amounts as it may deem appropriate, transfer, assign, or otherwise dispose of all or any part of the Trust Assets that it deems appropriate at public auction or at private sale for cash.

5.2           Efforts to Resolve Claims and Liabilities.  Subject to the terms and conditions of this Agreement, the Trustee shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Liquidating Trust may be responsible, dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Liquidating Trust.

5.3           Continued Collection of Property.  All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustee and held as a part of the Trust Assets. The Trustee shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Distribution Trust, except to the extent of such Distribution Trust's share of interest actually earned by the Liquidating Trust after payment of the Liquidating Trust's liabilities and expenses as provided in Section 5.4.

5.4           Payment of Claims, Expenses and Liabilities.

(a) The Trustee shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Liquidating Trust and of the Trust Assets, including all Liabilities, and other obligations that the Trustee specifically assumes and agrees to cause the Liquidating Trust to pay pursuant to this Agreement, and such transferee liabilities that the Trustee may be obligated to pay as transferee of the Trust Assets including without limitation, interest, penalties, taxes (including, without limitation, any U.S. Federal, state and local income or other taxes, and taxes arising under Canadian tax laws), assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or arising out of the execution or administration of the Liquidating Trust (including, without limitation, reimbursement to the Trustee of fees, taxes and other expenses incurred to maintain the existence and for the operation of the Trustee), and such other payments and disbursements as are provided in this Agreement or which may be determined by the Trustee to be a proper charge against the Trust Assets.  The Trustee may, in its discretion, make reasonable provision, by reserve or otherwise out of the Trust Assets, for such amount as the Trustee in good faith may reasonably determine to be necessary or desirable to meet current or future claims and liabilities of the Liquidating Trust, whether fixed or contingent.

(b) Notwithstanding anything in this Section 5.4 to the contrary and in compliance with the covenants set forth in Section 6.15 of the Share Exchange Agreement, the Trustee, as soon as reasonably practicable after the Transfer Date, shall establish a reserve fund of US$1,000,000 (the “Reserve Fund”) for use in discharging (i) any indemnification claims asserted on behalf of the Top Favour Shareholders against the Liquidating Trust within twelve (12) months of the Share Exchange Closing Date pursuant to Section 5.1(a) of the Share Exchange Agreement, or (ii) any indemnification claims asserted by Abdul Ladha against the Liquidating Trust within such same period to the extent Ladha has provided indemnification to the Top Favor Shareholders pursuant to Section 5.1(b) of the Share Exchange Agreement (collectively, the “Indemnification Liabilities”).  The Reserve Fund shall be in cash or cash equivalents in the form of instruments or deposits in bank accounts in the name of the Liquidating Trust as provided in Section 6.1 hereof, or other assets acceptable to Top Favour, and no payments or withdrawals from the Reserve Fund shall be made except to satisfy Indemnification Liabilities then due and payable or to transfer the interest earned or other sums realized on the Reserve Fund to other accounts or instruments of the Liquidating Trust.  Any indemnification claims made upon the Liquidating Trust for payment of Indemnification Liabilities under Sections 5.1(a) or 5.1(b) of the Share Exchange Agreement shall follow the procedures set forth for the assertion of indemnification claims in Sections 5.1(a) and 5.3 of the Share Exchange Agreement and shall be subject to the limitations in Section 5.4 of the Share Exchange Agreement.

5.5           Interim Distributions.  At such time or times as may be determined in its sole discretion, the Trustee shall distribute, or cause to be distributed to the  Distribution Trusts, pro rata, in proportion to the aggregate number of Units respectively assigned to each Distribution Trust on the record date fixed for such distribution as determined by the Trustee, in its sole discretion, such cash or other property comprising a portion of the Trust Assets as the Trustee, in its sole discretion, determines may be distributed without detriment to the conservation and protection of the Trust Assets, including compliance with Section 5.4 (b) hereof.

5.6           Final Distribution.  If the Trustee, in its sole discretion, determines that the Liabilities and all other claims, expenses, charges, and obligations of the Liquidating Trust have been paid or discharged or if the existence of the Liquidating Trust shall terminate pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Distribution Trusts, pro rata, in proportion to the aggregate number of Units respectively assigned to each Distribution Trust.  To the extent permitted by applicable law distributions made pursuant to this Section 5.6 and those under Section 5.5 shall be considered first as a return on account of capital, and then of income.

5.7           Restriction on Trust Assets.  In connection with the transfer of any assets transferred to the Liquidating Trust, receipt of such transfer shall comply with Revenue Procedure 82-58, as the same has been and may hereafter be amended, supplemented, or modified, to the fullest extent practical.

5.8           Fiscal Year.  The fiscal year of the Liquidating Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Liquidating Trust shall end.

5.9           Annual Reports to Distribution Trusts; Federal Income Tax Information.  As soon as practicable after the close of each fiscal year (including the year in which the Liquidating Trust terminates as provided in Article IV or this Article V), and in any event within ninety (90) days after the close of each fiscal year (including the year in which the Liquidating Trust terminates as provided in Article IV or this Article V), the Trustee shall prepare and deliver to the trustee of each Distribution Trust for dissemination by the trustee of each such Distribution Trust to its respective beneficiaries , an annual report for such fiscal year showing the assets and liabilities of the Liquidating Trust at the end of each such fiscal year and the receipts and disbursements of the Liquidating Trust for the period, including dates and amounts of distributions on a Unit basis made to the Distribution Trusts by the Trustee, and information regarding interest income received by the Trustee on any obligations owing to the Liquidating Trust or the Trustee, and such other information for such fiscal year as is reasonably available to the Trustee which may be necessary or useful in determining the amount of gross income and expenses attributable to the Liquidating Trust that a Distribution Trust or any beneficiary thereof may be required to include in such Person’s Federal income tax return for such year. Such report shall also describe the changes in the Liquidating Trust's assets during the fiscal year and the actions taken by the Trustee during that period. The financial statements contained in such annual report shall be prepared in accordance with generally accepted accounting principles, but need not be audited by an independent public accountant. In addition, after receipt of a request in good faith from a Distribution Trust or any beneficiary thereof, or in its discretion without such request, the Trustee may furnish to the Distribution Trust or any Person who has been a beneficiary of such Distribution Trust at any time during the fiscal year preceding the then current fiscal year a statement containing such further information as is reasonably available to the Trustee which may be helpful to such Person for income tax purposes.  The Trustee shall file returns as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) and such make such filings of returns and reports as may be required or prudential under applicable provisions of Canadian tax law.

5.10           Interim Reports to Distribution Trusts.  During the course of a fiscal year, whenever, in the opinion of the Trustee, a material event relating to the Liquidating Trust's assets occurs and warrants disclosure thereof to the beneficiaries, the Trustee shall, within a reasonable period of time after such occurrence, prepare and deliver to the trustee of each Distribution Trust a report describing such event in order to enable the trustee of each Distribution Trust, to disseminate the report to the respective beneficiaries of each Distribution Trust. The occurrence of a material event warranting disclosure to the beneficiaries of the Liquidating Trust shall be determined by the Trustee in its sole discretion.

5.11           Transactions with Related Persons.  Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or part of the Trust Assets to, or contract with, (i) any agent or employee  of the Liquidating Trust acting in an individual capacity (other than an entitlement to distributions as a Distribution Trust); or (ii) any Person of which the Trustee, or agent or employee of the Liquidating Trust is an affiliate by reason of being at trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons, unless in each such case such transaction is no less favorable to the Liquidating Trust than terms available for a comparable transaction with unrelated Persons.

5.12           Books and Records.  The Trustee shall maintain, in respect of the Liquidating Trust and the holders of Units, books and records relating to Trust Assets, income and liabilities of the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law.  Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust and the reporting obligations of the Trustee under Sections 5.9 and 5.10.  Nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust or as a condition for managing any payment or distribution out of the Trust Assets.

ARTICLE VI
POWERS AND LIMITATIONS OF TRUSTEE

6.1           Limitations on Trustee.  The Trustee shall not at any time, on behalf of the Liquidating Trust, enter into or engage in any trade or business, except as necessary to conserve or maintain the Trust Assets, resolve, contest, settle, satisfy or discharge the Liabilities, and facilitate expeditious and orderly liquidation of the Trust Assets.  The Trustee shall be restricted to the holding and collection of the Trust Assets, to the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. The Trustee shall have no power to invest or reinvest any of the funds held as part of in the Trust Assets, except that the Trustee may, on a temporary basis or for purposes of retaining a reasonable amount of funds to meet expenses, obligations, claims and contingent liabilities, invest any portion of the Trust Assets in (i) direct obligations of the United States or Canada or obligations of any agency or instrumentality thereof, which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof, which are issued by a United States Government-insured or Canadian Government-insured commercial bank or savings institution organized under the laws of the United States or Canada or any state or province, respectively, thereof, or (iii) other temporary investments not inconsistent with the Liquidating Trust’s status as a liquidating trust for tax purposes.  The Trustee shall not be under any duty to reinvest such part of the Trust Assets as may be in cash, or as may be converted into cash, nor shall the Trustee be chargeable with interest thereon except to the extent that interest may be paid to the Trustee on such cash amounts.  In no event shall the Trustee receive any property, make any distribution, satisfy or discharge any obligation, claim, liability or expense or otherwise take any action which is inconsistent with a complete liquidation of the Trust Assets.

6.2           Specific Powers of Trustee. Subject to the provisions herein, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or applicable law; provided, however, that enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement or to act in such a manner as the Trustee may deem necessary or appropriate to carry out the purpose of the Liquidating Trust and to confer on the Distribution Trusts, and the beneficiaries thereof, the benefits intended to be conferred upon them by this Agreement:

(a) to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, obligations and other Liabilities existing with respect to the Trust Assets, the Liquidating Trust or the Trustee;

(b) to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment brokers, and any former officers, employees, agents and property managers of the Company) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed (provided that, except as otherwise provided on Schedule C, any such agreements or arrangements with a Person or entity affiliated with the Trustee shall be on terms no less favorable to the Liquidating Trust than those available to the Liquidating Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Liquidating Trust), to prescribe the titles, powers and duties, terms or service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(c) to retain and set aside such funds out of the Trust Assets as the Trustee shall, in its sole discretion, deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, obligations, and costs of administering the Trust Assets and other Liabilities of the Liquidating Trust;

                    (d) to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets held by the Trustee pending sale or disposition thereof or distribution thereof to the Distribution Trusts and their respective beneficiaries;

(e) to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Liquidating Trust or as otherwise required, as the Trustee may, in its sole discretion, deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(f) to determine conclusively from time to time the value of and to revalue the securities and other property of the Liquidating Trust in accordance with independent appraisals or other information as the Trustee, in its sole discretion, deem necessary and appropriate;

(g) to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of the Liquidating Trust;

(h) in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as the Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee.  The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Liquidating Trust, except as limited by the Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary).  Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property.  The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee was removed from office, and specifying the effective date of removal;

(i) to cause any investments of any part of the Trust Assets to be registered and held in the Trustee’s name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(j) to vote by proxy or otherwise on behalf of the Liquidating Trust and with full power of substitution all shares of stock and all securities held by the Trustee as Trust Assets hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held by the Trustee as Trust Assets which the Trustee might or could do if it was the absolute owner thereof;

(k) to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

(l) to authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustee as part of the Trust Assets;

(m) in connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with applicable U.S. Federal and state securities laws and applicable Canadian and provincial securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof;

(n) to terminate and dissolve any entities owned by the Liquidating Trust;

(o) to direct, to the extent necessary, the administrator of the Company’s employee benefit plans in accordance with the terms and conditions of such plans; and

(p) to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Distribution Trusts in accordance with the express provisions of this Agreement.

ARTICLE VII
CONCERNING THE TRUSTEE

7.1           Generally.  The Trustee shall exercise such of the rights and powers vested in it by this Agreement in accordance with applicable law and use the same degree of care and skill in its exercise as aprudent man would exercise or use under the circumstances in the conduct of his own affairs.  However, the Trustee shall in no event be subject to any personal liability whatsoever to any Person in connection with the Trust Assets or the affairs of this Liquidating Trust, except for fraud or other misconduct knowingly or intentionally committed in bad faith; and provided, further, that:

(a) the Trustee shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

(b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(c) the Trustee shall not be liable for any error of judgment made in good faith;

(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it (i) in accordance with a written opinion of legal counsel requested by and addressed to the Trustee or (ii) at the written direction of the trustees of each of the Distribution Trusts where such direction has been approved by the affirmative vote of or written consents of beneficiaries of such Distribution Trusts having a majority of the aggregate Units assigned to such Distribution Trusts; and

(e) the Trustee shall not be responsible for the acts or omissions of any Successor Trustee, nor shall any Successor Trustee be responsible for the acts or omissions of a predecessor trustee unless such trustee, in bad faith, knowingly or intentionally, participated in, approved of, acquiesced in or concealed the fraud or other misconduct.

7.2           Reliance by Trustee. Except as otherwise provided in Section 7.1:

(a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

(c) Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee in good faith to any such Person in carrying out the terms of the Liquidating Trust, and the Trustee shall have no individual obligation to satisfy any such liability.

7.3           Indemnification of Trustee.  The Trustee, including without limitation, its officers, directors, employees, agents and attorneys (collectively the “Indemnified Persons”) shall be indemnified by and receive reimbursement from the Trust Assets against and from any and all claims, losses, liabilities or damages, which the Indemnified Persons may incur or sustain, in the exercise and performance of any of the Trustee’s powers and duties under this Agreement, except for fraud or misconduct knowingly or intentionally committed in bad faith (“Cause”); provided, however, that no party other than the Trustee shall have the right to cause the Liquidating Trust to indemnify the Indemnified Persons. The Trustee may purchase with the Trust Assets, such insurance as it determines, in the exercise of its discretion, adequately insures that it shall be indemnified against any such loss, liability or damage pursuant to this Section 7.3.  The rights accruing to the Indemnified Persons under these provisions shall not be deemed to exclude any other right to which such Person may be lawfully entitled; provided, that no such Person may satisfy any right of indemnity or reimbursement granted herein, or to which such Person may be otherwise entitled, except out of the Trust Assets, and no Distribution Trust or the beneficiaries thereof, shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 7.3; provided, that the Indemnified Persons shall have given a written undertaking to repay any amount advanced to such Person and to reimburse the Liquidating Trust in the event that it is subsequently determined that such Person is not entitled to such indemnification. Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse any Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Person to contribution under applicable law.

7.4           No Duty Not to Compete.  The officers, directors, employees, and other agents of the Trustee, directly or through corporations, partnerships or other entities which they may control or in which they have an interest, may engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of real property, or the investment of securities, or the provision of any services in connection with such activities, whether or not in competition with any part of the Trust Assets.  Such Persons have  no duty to present any business opportunity to the Liquidating Trust before taking advantage of such opportunity either directly or through participation in any entity.

ARTICLE VIII
PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

8.1           Reliance on Statement by Trustee.  Any Person dealing with the Trustee shall be fully protected in relying upon a certificate signed by the Trustee that the Trustee has taken action under this Liquidating Trust.

8.2           Application of Money Paid or Transferred to Trustee. No Person dealing with the Trustee shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

ARTICLE IX
COMPENSATION OF TRUSTEE

9.1           Amount of Compensation.  In lieu of commissions or other compensation that may be fixed by law for a trustee, the Trustee shall receive as compensation for its services as Trustee hereunder the amounts set forth in Schedule C annexed hereto, or such different compensation as may be proposed by the Trustee and thereafter approved by the trustees of the Distribution Trusts acting upon the affirmative vote or written consents from beneficiaries of such Distribution Trusts having at least a majority of the aggregate Units assigned to such Distribution Trusts.

9.2           Expenses.  The Trustee shall be reimbursed from the Trust Assets for all out-of-pocket expenses reasonably incurred by it in the performance of its duties in accordance with this Agreement, including the payment of reasonable fees and/or expenses to agents, advisors or legal counsel of the Trustee.

ARTICLE X
TRUSTEE VACANCY AND SUCCESSOR TRUSTEE

10.1           Resignation and Removal. The Trustee may resign and be discharged from the Liquidating Trust by delivering written notice to the trustees of the Distribution Trusts, and each beneficiary of such Distribution Trusts, at their respective addresses appearing on the records of the Liquidating Trust.  Such resignation shall become effective on the date specified in such notice, which date will be at least thirty (30) days after the date of such notice, or upon the appointment of such Trustee’s successor and such successor’s acceptance of such appointment, whichever is earlier.  The Trustee may be removed at any time, for Cause  by the unanimous vote of the trustees of the Distribution Trusts, acting upon the affirmative vote or written consent  of beneficiaries of such Distribution Trusts having aggregate Units of at least three-fourths (3/4ths) of the total Units allocated to all such beneficiaries.  Notwithstanding anything herein to the contrary, any power of the grantor or of the beneficiary of any trust under this instrument, the possession or exercise of which would cause the trust not to qualify as a “United States person” as defined in Section 7701(a)(30) of the Code, shall be void and of no force or effect.

10.2           Appointment of Successor.  If at any time the Trustee shall resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and a successor may be appointed by the unanimous vote of the trustees of the Distribution Trusts, acting upon the affirmative vote or written consent of beneficiaries of such Distribution Trusts having aggregate Units of at least a majority of the total Units allocated to all such beneficiaries (a “Successor Trustee”).  In the event the trustees of the Distribution Trusts do not designate a Successor Trustee within thirty (30) days of the resignation, removal, bankruptcy or insolvency of the Trustee, the Successor Trustee shall be appointed by court of competent jurisdiction upon application of any beneficiary of a Distribution Trust or known creditor of the Liquidating Trust.  Notwithstanding anything herein to the contrary, no action shall be taken under this Section 10.2 in a manner that will cause the Liquidating Trust to cease to be a “United States person” within the meaning of Code Section 7701(a)(30).

10.3           Acceptance of Appointment by Successor Trustee. Any Successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver a counterpart copy thereof to the trustees of the Distribution Trusts, and the beneficiaries thereof, in the next report delivered in accordance with Article V hereof and, in the case of a resignation, to the resigning Trustee.  Upon such appointment, such Successor Trustee shall, without any further act, become vested with all the estate, properties, rights, powers, trusts, and duties of his predecessor in the Liquidating Trust hereunder with like effect as if originally named therein, but the resigning Trustee shall nevertheless, when requested in writing by the Successor Trustee, execute and deliver any instrument or instruments for conveying and transferring to such Successor Trustee upon the trust herein expressed all of the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer, and deliver to such Successor Trustee all property and money held by it hereunder.

10.4           Bonds. No bond shall be required of the initial Trustee appointed hereunder. Unless a bond is required by law, and such requirement cannot be waived by the trustees of the Distribution Trusts, no bond shall be required of any Successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by the trustees of the Distribution Trusts (in the case of a Successor Trustee). In the event a surety or security is required, the trustees of the Distribution Trusts shall determine the extent and amount of such surety or security with respect to such bond.  The cost of any such bond shall be borne by the Liquidating Trust.

ARTICLE XI
CONCERNING THE DISTRIBUTION TRUSTS

11.1           Evidence of Distribution Trust Actions.  Whenever it is provided in this Agreement that the trustees of the Distribution Trusts may take any action (including any vote, the making of any demand or request, the giving of any notice, consent, or waiver, the removal of the Trustee, the appointment of a Successor Trustee, or the taking of any other action), the fact that, at the time of taking any such action, the trustees of such Distribution Trusts have unanimously agreed to such action may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by the trustees of the Distribution Trusts in person or by agent or attorney appointed in writing, or (ii) by the record of the affirmative vote of the trustees ofsuch Distribution Trusts at a meeting duly called and held in accordance with the provisions of Article XII hereof, and where the actions of the trustees of the Distribution Trusts are conditioned upon the seeking of approval from the beneficiaries of such Distribution Trusts, the approval of such beneficiaries shall be evidenced (i) by an instrument or any number of instruments of similar tenor executed by such beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of affirmative vote of the number of Units required to approve such action at a meeting duly called and held in accordance with Article XII hereof.

11.2           Limitations on Suits by Distribution Trusts.  Neither a Distribution Trust, nor any beneficiary thereof, shall have any right by virtue of any provision in this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee, upon or under or with respect to the Trust Assets or any agreements relating to or forming parts of the Trust Assets.

11.3           Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 11.3 shall not apply to any suit by the Trustee, and no such undertaking shall be required from the Trustee.

ARTICLE XII
MEETING OF BENEFICIARIES

12.1           Purpose of Meetings.  A meeting of the trustees of the Distribution Trusts may be called at any time and from time to time pursuant to the provisions of this Article XII for the purposes of taking any action which the terms of this Agreement permit such trustees to take either acting alone or with the Trustee.  At such meeting the beneficiaries of the Distribution Trusts may attend in person or by proxy and vote on any matter requiring their approval for action to be taken that is required or permitted.

12.2           Meeting Called by Trustee.  The Trustee may at any time call a meeting of the trustees of the Distribution Trusts to be held at such time and at such place as the Trustee shall determine. Written notice of every meeting of the trustees of the Distribution Trusts shall be given by the Trustee (or the trustees of the Distribution Trusts as provided in Section 12.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be delivered in the manner provided in Section 14.6 hereof, not more than sixty (60) nor less than ten (10) days before such meeting is to be held, to the trustees of the Distribution Trusts, and all beneficiaries thereof of record as of the close of business on the date the Trustee calls such meeting. Such record date shall be not more than sixty (60) days before the date of such meeting.  The notice shall be directed to the trustees of the Distribution Trusts, and to the beneficiaries thereof, at their respective addresses as they appear in the records of the Liquidating Trust.

12.3           Meeting Called on Request of Trustees of the Distribution Trusts.  Within thirty (30) days after a joint written request to the Trustee by the trustees of the Distribution Trusts acting together which request shall be so made if the beneficiaries of such Distribution Trusts having aggregate Units of at least a majority of the total Units allocated to all beneficiaries of such Beneficial Trusts thereof approve the making of such request to the Trustee, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the trustees of the Distribution Trusts.  The written request shall specify in reasonable detail the action proposed to be taken.  If the Trustee fails to call such meeting within such thirty (30)-day period, then such meeting may be called by the trustees of the Distribution Trusts or by their designated representatives.

12.4           Persons Entitled to Vote at Meeting of the Trustees of the Distribution Trusts.  Each beneficiary of the Distribution Trusts having rights through the Distribution Trusts to distributions from the Trust Assets as of the record date for a meeting of the trustees of such Distribution Trusts shall be entitled to vote at such meeting either in person or by his proxy duly authorized in writing.  To the extent the approval of beneficiaries of the Distribution Trusts is required or permitted for any action to be taken at a meeting by the trustees of the Distribution Trusts, the beneficiaries shall also be entitled to vote at a meeting of the trustees of the Distribution Trusts.  The signature of the trustees of the Distribution Trusts, or of the beneficiaries thereof, on such written proxy need not be witnessed or notarized.  Each beneficiary of the Distribution Trusts shall be entitled to a number of votes equal to the number of Units allocated to such beneficiary as of the applicable record date.

12.5           Quorum.  At any meeting of the trustees of the Distribution Trusts, the presence of both trustees in person or by proxy  shall be necessary to constitute a quorum, but if less than a quorum be present, the trustee in attendance may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

12.6           Adjournment of Meeting.  Any meeting of the trustees of the Distribution Trusts at which a quorum is present may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7           Conduct of Meetings.  The Trustee shall appoint the Chairman and the Secretary of the meeting.  The vote upon any resolution submitted to any meeting of the trustees of the Distribution Trusts shall be by written ballot.  The Chairman of the meeting shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting his verified written report.

12.8           Record of Meeting.  A record of the proceedings of each meeting of the trustees of theDistribution Trusts shall be prepared by the Secretary of the meeting.  The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by it.  Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

12.9           Action Without A Meeting.  Any action may be taken by the trustees of the Distribution Trusts without a meeting, without prior notice and without a vote, if a unanimous consent in writing is delivered to the Trustee, setting forth the action so taken, and signed by the trustee of each Distribution Trust.

12.10           Waiver of Notice. Whenever notice is required to be given under this Article XII, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated in such Article XII for such notice, shall be deemed equivalent to notice.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the trustees of the Distribution Trusts need be specified in any written waiver of notice.

12.11           Required Vote. Except as specified elsewhere in this Agreement, if a vote of beneficiaries of the Distribution Trusts is required or permitted for action to be taken by the trustees of the Distribution Trusts, then approval shall require the vote of beneficiaries having aggregate Units of at least a majority of Units present and voting at the meeting where beneficiaries having at least fifty percent (50%) of all Units allocated to such beneficiaries are present.

ARTICLE XIII
AMENDMENTS; OTHER RIGHTS

13.1           Authorization for Amendment. At the direction of the trustees of the Distribution Trusts and with the consent (as evidenced in the manner provided in Section 11.1) of beneficiaries thereof having aggregate Units of at least a majority of total Units allocated to all beneficiaries, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments hereto; provided, however, that no such amendment shall permit the Trustee to engage in any activity prohibited hereunder or affect the  rights of the Distribution Trusts and the beneficiaries thereof to receive their respective pro rata shares of the Trust Assets at the time of distribution, or otherwise materially and adversely affect the rights of the Distribution Trusts and beneficiaries thereof; and provided, further, that no amendment shall increase the potential liabilities of the Trustee without the written consent of the Trustee.  In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Trustee, without the consent of any of the Distribution Trusts; (i) to add to the representations, duties or obligations of the Trustee or surrender any right or power granted to the Trustee; and (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, which will not be inconsistent with the provisions of this Agreement; provided, however, that no amendment shall be adopted pursuant to this Section 13.1 unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Distribution Trusts or the beneficiaries thereof; and (B) does not alter the proportionate interest of a Distribution Trust or any beneficiary thereofin any way without the consent of the Distribution Trust or beneficiary thereof adversely affected thereby.

13.2           Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the trustees of the Distribution Trusts and to all beneficiaries thereof or, in lieu thereof, the Trustee may send a copy of the amendment to each such Person. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities of the Trustee, the trustees of the Distribution Trusts and the beneficiaries thereof under this Agreement shall thereafter be determined, exercised, and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1           Filing Documents. The Trustee, in its discretion, may elect to file or record this Agreement in offices, and in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained at the office of the Trustee and be available at all times during regular business hours for inspection by the trustees of the Distribution Trusts or any beneficiary thereof or such Person’s duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of the Trustee in the same places, if any, where the original Agreement is filed or recorded.

14.2           Intention of Parties to Establish Liquidating Trust.  This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, corporation or joint venture of any kind. It is intended as a trust to be governed and construed in all respects as a trust. It is intended that the Liquidating Trust be classified for Federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d). The beneficiaries of the Distribution Trusts will be treated as the grantors and deemed indirect owners of the Liquidating Trust and they will be treated for Federal income tax purposes as owning undivided interests in the Trust Assets through the Distribution Trusts.

14.3           Tax Withholding.  The Trustee may withhold from any amount held on behalf of or distributable from the Liquidating Trust at any time to any Distribution Trust, and may deposit such amounts withheld with the applicable taxing authority, such sum or sums as the Trustee determines is required by U.S. Federal, state or local law, Canadian tax laws, or other applicable law to be withheld in respect of any taxes or other charges with respect to such Distribution

Trust. The Trustee may require any Distribution Trust to provide, in the manner required by the Trustee, such information that the Trustee determines is required to satisfy the Trustee' obligations under applicable tax law, and the Trustee may condition any distribution to any Distribution Trust upon compliance with such requirement. Amounts withheld pursuant to this Section 14.3 with respect to any Distribution Trust shall be treated as having been distributed to such Distribution Trust for purposes of determining the distributions which such Distribution Trust has received and is entitled to receive hereunder.

14.4           Laws as to Construction. The validity, interpretation, construction and performance of this Agreement and disputes and controversies arising with respect to the transactions contemplated herein shall be governed by the laws of the State of Delaware, irrespective of Delaware’s choice-of-law principles that would apply the law of any other jurisdiction, and the Company and, the Trustee consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

14.5           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.6           Notices. Any notice or other communication by the Trustee to any Distribution Trustshall be in writing and shall be deemed to have been given, for all purposes, if (i) mailed by first class mail, postage prepaid, or (ii) sent by electronic mail with acknowledgement of delivery to the addresses as shown in the records of the Liquidating Trust.  All other notices and communications hereunder shall be in writing and shall be deemed to have been given to the recipient in the manner set forth in (i) or (ii), or through (iii) personal delivery or (iv) by cable, telegram or facsimile or (v) reputable overnight courier service to the Persons named below at the below addresses or at such other addresses as shall be specified by the parties by like notice.  Notices or other written communication shall be deemed given on the date of physical delivery in the case of clauses (iii) and (v) and in the cases of clause (ii) and (iv) on the date transmitted.  Notices sent by mail under clause (i) shall be deemed given five (5) business days after mailing.

(a)           If to the Trustee:                   Able Holdings (U.S.), Inc.
Attn:  Abdul Ladha, Chairman
1699 Benson Road
Point Roberts, WA  98281
Email:  abdul@ableauctions.com

(b)           If to the Company:               SinoCoking Coal & Coke Chemical Industries Inc.
Attn:  Jianhua Lv, President
Kuanggong Road and Tiyu Road
10th Floor, Chengshi Xin Yong She, Tiyu Road
Xinhua District, Pingdingshan
Henan Province, China 467000
Fax:  +863752912026

With a copy to:                     Edgar Park, Esq.
Richardson & Patel LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Fax:  310.208.1154
Email:  epark@richardsonpatel.com

14.7           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

14.8           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto.

IN WITNESS WHEREOF, Ableauctions.com, Inc. has caused this Agreement to be executed, by its President, and Ableauctions Delaware, Inc. has executed this Agreement as Trustee and not as an individual, effective as of this 5th day of February, 2010.

ABLEAUCTIONS.COM INC.	ABLE HOLDINGS (U.S.), INC., AS TRUSTEE OF THE ABLE (U.S.) LIQUIDATING TRUST

By: /s/Abdul Ladha	By: /s/ Abdul Ladha
Abdul Ladha	Abdul Ladha
Its: President	its: Chairman

SCHEDULE A
TRANSFERRED ASSETS

Any and all assets, both tangible and intangible, owned by the Company (the “Assets”) prior to the Closing Date in accordance with the Share Exchange Agreement, including, without limitation, the following:

(i) all of the issued and outstanding shares or other interests in and to the Company’s subsidiaries, joint ventures, partnerships, limited partnerships, limited liability companies or other business entities including, without limitation, Unlimited Closeouts Inc., Icollector.com Technologies, Ltd., Rapidfusion Technologies Inc., Axion Investment Corporation, Gruv Holdings Corporation, AAC Holdings Ltd., iTrustee.com International Ltd., iCollector International, Ltd., Ableauctions.com (Washington), Inc., Township Holdings Ltd. and Surrey Central City Ltd.;

(ii) cash on deposit or cash received prior to the Acquisition and all accounts, including, without limitation, deposit accounts, investment accounts, all present and future rights of the Company to payment for services rendered, all accounts receivable (billed and unbilled), notes receivable, contract rights, book debts, receipts in transit, credits, pre-paid expenses, deferred charges, advance payments, lease and other security deposits, rights to escrows, and pre-paid items relating to contracts, claims for refunds debentures, drafts and other obligations or indebtedness owing to the Company, no matter how they arise (including, without limitation, any such obligation that might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction);

(iii) all inventory, including, without limitation, all goods, merchandise and other personal property, now owned by the Company;

(iv) all intellectual property, including, without limitation, royalty rights, copyrights, trademarks and domain names;

(v) all real property owned by the Company directly or through its subsidiaries;

(vi) all contract rights including without limitation leases and options and the documents evidencing such rights, all insurance policies, and all rights and claims of Company , whether matured, contingent or otherwise, against third parties relating to the Assets;

(vii) all furniture, fixtures, supplies, and computer and other equipment;

(viii) all right of Company under the Share Exchange Agreement; and

(viii) all books and records relating to the Company and its subsidiaries, joint ventures, partnerships, limited partnerships, limited liability companies or other business entities existing prior to the Closing Date, including, without limitation, indemnity agreements, tax returns, workpapers and schedules, organizational documents, minute books and stock ledgers, stock certificates, membership certificates or other evidences of ownership, SEC reports and filings, files relating to Company’s listing on the NYSE American Stock Exchange, employee records, bank statements, books of account and other financial records, electronic mail and electronicdocuments, customer and vendor lists and files, designs, drawings, price lists, marketing plans, sales records and records related to the purchase to or sale by Company of any assets.

The Transferred Assets shall exclude shares of the capital stock of Top Favour and assets held by Top Favour or its subsidiaries or affiliates, and any assets that may be acquired after the Closing Date by Top Favour that do not relate to the business and operations of the Company.

SCHEDULE B
ASSUMED LIABILITIES

The Trustee assumes, and agrees to pay or otherwise perform or discharge, the Company’s liabilities including, without limitation (i) all of the Company’s unsatisfied debts, claims, commitments, suits, obligations, and other liabilities, (whether absolute, accrued, asserted or unasserted, fixed, contingent, liquidated, unliquidated or otherwise) arising out of the Company’s ownership of the Transferred Assets and from the operation of the Company’s business or other activities of the Company prior to the Closing Date including, without limitation, contractual obligations (including lease obligations), local, state and federal taxes, license fees, accrued and unpaid costs of overhead, employment related liabilities (including wages, vacation days, unused sick pay claims, severance and liabilities related to employment agreements, employee benefit plans and collective bargaining agreements), liabilities that may arise from adverse claims, disputes, proceedings, audits, investigations or inquiries (asserted, instituted or rendered, or otherwise existing or occurring, prior to, on or at any time after,  the Closing Date) arising out of the Company’s ownership of the Transferred Assets, from the operation of the Company’s business or other activities of the Company prior to the Closing Date, accounts payable and trade debts and commitments based on express or implied warranties, and any taxes, fees, expenses, liabilities, debts or obligations of the Company relating to the ; (ii) the indemnification liabilities and the Company’s indemnification responsibilities as set forth in or arising under (A) its Articles of Incorporation (as amended) or Bylaws (as amended) prior to the Closing Date, (B) the Company’s obligations under the Share Exchange Agreement, including but not limited to the indemnification obligations set forth in Article 5 thereof, (C) the Closing Letter dated February 2, 2010, by and among the parties to the Share Exchange Agreement and the Liquidating Trust, and (D) any indemnity agreements entered into with its officers and directors; and (iii) any costs and expenses incurred or to be incurred in connection with the administration of the Liquidating Trust and liquidation of the Transferred Assets by the Liquidating Trust.

SCHEDULE C
TRUSTEE’S COMPENSATION

The Trustee shall receive an annual fee for its services, payable as follows:

$40,000 on the Transfer Date

$40,000 on the first anniversary of the Transfer Date

In addition, the Trustee, in its sole discretion, may authorize the payment of an additional annual Trustee fee of  US$40,000 for each subsequent year during which the Liquidating Trust any time is in existence, payable on each succeeding anniversary of the Transfer Date.